                                                                   EXHIBIT 10.12

                                   FORM OF
                    AMENDED AND RESTATED CONSULTING AGREEMENT


         This AMENDED AND RESTATED CONSULTING AGREEMENT ("Agreement") is made and entered into as of the ___ day of ________, 2002, by and between Thane International, Inc., a Delaware corporation (the "Corporation") and H.I.G. Capital, LLC, a Delaware limited liability company (the "Consultant"). This Agreement amends and restates in its entirety that certain Consulting Agreement, dated as of June 10, 1999, by and between the Corporation and the Consultant.

         1. Appointment of Consultant. The Corporation appoints the Consultant and the Consultant accepts appointment on the terms and conditions provided in this Agreement as a consultant to the Corporation's business, including any other corporations hereafter formed or acquired by the Corporation to engage in any business.

         2. Board of Directors Supervision. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the Board of Directors of the Corporation (the "Board") to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Consultant shall not require the prior approval of the Board to perform its duties under this Agreement.

         3. Authority of Consultant. Subject to any limitations imposed by applicable law or regulation, the Consultant shall render management, consulting and financial services to the Corporation which services shall include advice and assistance concerning any and all aspects of the operations, planning and financing of the Corporation as needed from time to time, including conducting relations on behalf of the Corporation with accountants, attorneys, financial advisors and other professionals. The Consultant will also make periodic reports to the Corporation with respect to the management services provided hereunder and the value of the Corporation's assets. The Consultant will use its best efforts to cause its employees and agents to give the Corporation the benefit of their special knowledge, skill and business expertise to the extent relevant to the Corporation's business and offers. In addition, the Consultant shall render advice and expertise in connection with any acquisitions or dispositions undertaken by the Corporation and shall from time to time bring to the attention of the Corporation such investment and other acquisition opportunities as the Consultant deems appropriate in its sole discretion.

         4. Reimbursement of Expenses; Independent Contractor. All obligations or expenses incurred by the Consultant in the performance of its duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Corporation. The Consultant shall not be obligated to make any advance to or for the account of the Corporation or to pay any sums, except out of funds held in accounts maintained by the Corporation nor shall the Consultant be obligated to incur any liability or obligation for the account of the Corporation without assurance that the necessary funds for the discharge of such liability or obligation will be provided. The Consultant shall be an independent contractor, and nothing obtaining in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Corporation and the Consultant, or (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of the Corporation or any other party, or
(iii) to constitute the Consultant or any of its employees as employees, officers or agents of the Corporation.

         5. Other Activities of Consultant; Investment Opportunities. The Corporation acknowledges and agrees that neither the Consultant nor any of the Consultant's employees, officers, directors, affiliates or associates shall be required to devote full time and business efforts to the duties of the Consultant specified in this Agreement, but instead shall devote only so much of such time and efforts as the Consultant reasonably deems necessary. The Corporation further acknowledges and agrees that the Consultant and its affiliates are engaged in the business of investing in, acquiring and/or managing businesses for the Consultant's own account, for the account of unaffiliated parties, and understands that the Consultant plans to continue to be engaged in such businesses (and other business or investment activities) during the term of this Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Corporation or any of its subsidiaries nor to constitute a conflict of interest. Furthermore, notwithstanding anything herein to the contrary, the Consultant shall be required to bring only such investments and/or business opportunities to the attention of the Corporation as the Consultant, in its sole discretion, deems appropriate.

         6. Compensation of Consultant. In consideration of Consultant's agreement to provide the management services described herein, the Corporation will pay to the Consultant the following fees:

         (a) The Corporation will pay to the Consultant a one time fee equal to $1.5 million, payable upon consummation of the merger by and between Reliant Interactive Media Corp. and a subsidiary of the Corporation.

         (b) Upon the occurrence of any Transaction, the Corporation will pay a fee equal to two percent (2%) of the Total Value of such Transaction. For purposes of this Agreement, (i) "Transaction" shall mean (A) a merger or consolidation of the Corporation or any of its subsidiaries with or into another corporation of which the Corporation or such subsidiary is the surviving corporation, (B) the purchase by the Corporation or any of its subsidiaries of a majority of another entity's capital stock or substantially all of another entity's properties, assets or equity, and (C) a sale of all or substantially all of the Corporation's capital stock or assets, and (ii) "Total Value" shall mean, in the case (A) or (B) above, an amount equal to the sum of the aggregate fair market value of any debt assumed, any equity or debt securities or other property issued by the Corporation or any of its subsidiaries to any party, and any cash consideration paid by the Corporation or any of its subsidiaries to any party pursuant to the Transaction or, in the case of (C) above, an amount equal to the sum of any cash paid, or equity or debt securities issued to, the Corporation or its stockholders pursuant to the Transaction. It is agreed that the Consultant shall not be paid a fee with respect to the Reliant Interactive Media Corp. transaction.

         (c) Upon the occurrence of any equity financing by the Corporation, the Corporation will pay a fee equal to one percent (1%) of the funds raised by the Corporation pursuant to such financing.

         7. Term. This Agreement shall commence as of the date hereof and shall remain in effect through _________, 2007, unless (i) terminated earlier upon 48 hours notice by either party or (ii) the Consultant or any of its affiliates shall cease to own at least 20% of the issued and outstanding capital stock of the Corporation prior to the consummation of any Transaction.

         8. Termination Upon Breach. Either the Corporation or the Consultant may terminate this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after notice of the same is given to the party alleged to be in breach by the other party.

         9. Standard of Care. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Corporation or for any acts or omissions of any kind (including acts or omissions of the Consultant), unless caused by intentional misconduct of the Consultant.

         10. Indemnification of Consultant. The Corporation hereby agrees to indemnify and hold harmless the Consultant and its present and future officers, directors, affiliates, employees and agents ("Indemnified Parties") to the fullest extent permitted by law. The Corporation further agrees to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys' fees and expenses), subject to an undertaking from such Indemnified Party to repay the Corporation if such party is determined not to be entitled to such indemnity.

         11. Assignment. Without the consent of the Consultant, the Corporation shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. The Consultant shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement, except that the Consultant may transfer its rights and obligations hereunder to one of its affiliates.

         12. Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

             If to the Corporation:      Thane International, Inc.
                                         78 - 140 Calle Tampico
                                         La Quinta, California 92253
                                         Attention: Board of Directors

             If to the Consultant:       H.I.G. Capital LLC, Inc.
                                         1001 Brickell Bay Drive
                                         27th Floor
                                         Miami, Florida 33131
                                         Attention: Sami W. Mnaymneh, Managing
                                         Director

Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

         13. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         14. No Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

         15. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

         16. Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to the laws of any other state.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Consulting Agreement to be duly exercised by their authorized representatives as of the date first above written.

                                  THANE INTERNATIONAL, INC.



                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Its:
                                      ---------------------------------------


                                  H.I.G. CAPITAL, LLC



                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Its:
                                      ---------------------------------------